DRYDEN GOVERNMENT INCOME FUND, INC.
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102



                                       April 25, 2005





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:	Dryden Government Income Fund, Inc. (the ?Fund?)
         File No.:  811-3712


Ladies and Gentlemen:

         Please find enclosed the following items: (1) the Annual
Report on Form N-SAR for the Fund
for the fiscal year period ended February 28, 2005, and (2) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.


                                     Very truly yours,



                                       /s/Deborah A. Docs
                                          Deborah A. Docs
                                        Secretary






This report is signed on behalf of the Registrant in the City of Newark and State of New
Jersey on the 25th day of April, 2005.









DRYDEN GOVERNMENT INCOME FUND, INC.





Witness:/s/Deborah A. Docs			By:/s/Grace C. Torres
            Deborah A. Docs				  Grace C. Torres
            Secretary					  Treasurer and Principal
            						  Financial and Accounting
							  Officer




T:\CLUSTER 3\N-SAR\GIF\GIF4-05.LTR.doc